CONSULTING AGREEMENT





                  CONSULTING AGREEMENT dated as of July 16. 1999 between CasinoBuilder.com,Inc., a Nevada corporation, with a principal place of business at 8756 122nd Avenue NE. Kirkland, Washington, 98033 ("CBC"), and Portfolio Investments Strategies Corp., with a principal place of business at 6 Lake Street, Suite 1800. Monroe, New York 10950 ("PiSC").



                                    WHEREAS:

                  A. CBC has done a private placement of its Senior Series A Senior Subordinated Convertible Redeemable Debenture to ZZG Holdings L.L.C. ("PURCHASER") pursuant to a Securities Subscription Agreement of even date between CBC and Purchaser ("AGREEMENT"); and


                  B. CBC wishes to compensate PiSC for rendering consulting services in connection with the Agreement and the private placement of its securities.



                          NOW THEREFORE, it is agreed:

                  1. COMPENSATION. CBC shall pay PiSC a consulting fee of $117,000 ("Fee"), which Fee shall also cover expenses; as follows; $32,500 upon the execution of the Agreement, $42,500 upon payment of the first Demand and $42.500 upon payment of the second Demand ("FEE INSTALLMENTS"). PiSC shall be paid such Fee, in cash, by the Purchaser who shall deduct the Fee Installments from each of the Debenture payments made to CBC.

                  2. MISCELLANEOUS. This Agreement (i) shall be governed by the laws of the State of Colorado; (ii) may be executed in counterparts each of which shall constitute an original: (iii) shall be binding upon the successors, representatives, agents, officers and directors of the parties; and (iv) may not be modified or changed except in a writing signed by all parties.



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This Consulting Agreement has been executed as of the date first above written.

                            CASINOBUILDERS.COM, INC.


                            By: /s/Paul A. Ruppanner
                                   Paul A. Ruppanner



                            PORTFOLIO iNVESTMENT STRATEGIES CORP.



                            By:/s/ Not Legible